UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2015 (May 22, 2015)

CĪON Investment Corporation
 (Exact Name of Registrant as Specified in Charter)

Maryland	000-54755	45-3058280
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Park Avenue, 36th Floor New York, New York 10016
(Address of Principal Executive Offices)

(212) 418-4700
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

CĪON Investment Corporation (“CĪON”) held its Annual Meeting of Shareholders (the “Annual Meeting”) on May 22, 2015.  As of April 1, 2015, the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting, 65,846,577 shares of common stock were eligible to be voted, and 39,077,339 of those shares were voted in person or by proxy at the Annual Meeting. Shareholders were asked to consider and act upon:

•	Proposal No. 1 – the election of two members of the board of directors of CĪON to serve until the 2018 annual meeting of shareholders or until their successors are duly elected and qualified; and

•	Proposal No. 2 – the ratification of the selection of Ernst & Young LLP to serve as CĪON’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

All director nominees listed in CĪON’s 2015 proxy statement were elected by CĪON’s shareholders at the Annual Meeting.  The votes for, votes withheld and broker non-votes for each director nominee are set forth below:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Mark Gatto	21,512,044	572,819	16,992,476
Michael A. Reisner	21,492,750	592,113	16,992,476

The proposal to ratify the selection of Ernst & Young LLP to serve as CĪON’s independent registered public accounting firm for the fiscal year ending December 31, 2015 was also approved by CĪON’s shareholders at the Annual Meeting.  The votes for, votes against, abstentions and broker non-votes are set forth below:

Votes For	38,353,722
Votes Against	220,069
Abstentions	503,548
Broker Non-Votes	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CĪON Investment Corporation

Date:	May 28, 2015	By: /s/ Michael A. Reisner
Co-President and Co-Chief Executive Officer